Alta
Communications

                    One Post Office Square, Suite 3800, Boston, MA 02109 Tel 617.482.8020 Fax 617.482.1944

                    One Embarcadero Center, Suite 4050, San Francisco, CA 94111 Tel 415.362.4022 Fax 415.362.6178




                               February 22, 1999



Teletrac Holdings, Inc.
2131 Faraday Avenue
Carlsbad, CA 92008

Gentlemen:

          The undersigned, on behalf of Alta Communications VII, L.P. (the "Investor," and collectively with any other Investor subscribing to such an investment in Teletrac Holdings, Inc. (the "Company"), pursuant to the terms and conditions set forth in Exhibit A hereto and this letter, the "Investors") is pleased to confirm its interest in participating in an offering (the "Offering") of up to $20 million in the Company's 10% Convertible Subordinated Notes due 2004 (the "Notes"). Subject to the terms and conditions set forth herein and in Exhibit A hereto, the undersigned would commit to purchase Notes with an aggregate principal balance of $5 million. This letter supersedes all communications, negotiations, agreements and understandings with respect to the Offering and any letters relating to the proposed Offering or any other financing prior to the date hereof between and/or among the Investor, or any other Investor, the Company and any of their respective agents or affiliates.

          The terms of the Notes are set forth on Exhibit A hereto. In addition to the terms set forth in Exhibit A hereto, the Investor's offer to purchase Notes in the Offering is also conditioned upon (i) the satisfactory completion of business and legal due diligence and financial review and analysis of the Offering and the Company, and obtaining all necessary internal approvals by the Investor, (ii) the negotiation and execution of subordination or similar agreements by and among the Company and its current bondholders and preferred stockholders pursuant to which such bondholders and preferred stockholders would agree to subordinate their securities and claims to the prior payment in full of
(a) the Notes and the preferred equity securities into which the Notes are convertible, and (b) any new senior indebtedness incurred by the Company, (iii) the negotiation of definitive documentation consistent with the terms of this letter and otherwise satisfactory to the Investors, (iv) obtaining aggregate subscriptions for Notes with an aggregate principal balance of at least $20 million, including a subscription for Notes with an aggregate principal balance of at least $5 million from an independent institutional investor reasonably acceptable to the Investor, in each case, on the terms and conditions set forth herein and in Exhibit A hereto, (v) obtaining all necessary waivers, consents and approvals of existing stockholders and debtholders of the Company and conforming amendments to existing stockholder and debtholder agreements, (vi)

Teletrac Holdings, Inc.
February 22, 1999
Page 2



the release, waiver and/or cure of any defaults or claims under the existing stockholder and bondholder agreements, and (vii) the absence of any material adverse change.

          By the return of an executed copy of this letter to the Investor, the Company agrees to proceed in good faith toward definitive legal documents consistent with the terms hereof.

          Further, by accepting this letter, the Company acknowledges and agrees that (i) it will pay all legal fees and expenses incurred by the Investor in connection with the transactions contemplated hereby as such fees and expenses are incurred by the Investor, whether or not such transactions are consummated,
(ii) it shall not have any claim against the Investor or any of its affiliates for consequential or special damages if the transactions contemplated hereby are not consummated, and (iii) entering into this letter with the Investor and the transactions contemplated hereby do not and will not violate or conflict with any obligations or commitments that the Company may have with any third parties.

          The undersigned is available to meet with the Company, the existing stockholders of the Company and the bondholders to discuss the terms of the Offering.

Teletrac Holdings, Inc.
February 22, 1999
Page 3



          If you are in agreement with this letter, please so indicate by signing on the agreed and accepted line below and returning it to the undersigned by no later than March 3, 1999. If not accepted by the Company by such time, the Investor's offer hereunder will expire.

                                      INVESTOR:

                                      ALTA COMMUNICATIONS, INC., as agent
                                      on behalf of Alta Communications VII, L.P.



                                      By:  /s/Robert F. Benbow
                                         Name:  Robert F. Benbow
                                         Title: General Partner



AGREED AND ACCEPTED:

TELETRAC HOLDINGS, INC.



By:
   Name:
   Title:

                                   EXHIBIT A

Issuer:                       Teletrac Holdings, Inc., a Delaware corporation
                              (the "Company")

Securities:                   $20 million of 10% Convertible Subordinated Notes
                              due 2004 (the "Notes")

Closing: The Company will hold a closing of the offering on or about March 30, 1999 (the date of the closing is hereinafter referred to as the "Closing Date").

Maturity:                     The Notes will mature and all principal payments
                              and all accrued and unpaid interest shall be due and payable in full on March 30, 2004 (unless sooner prepaid as set forth below).

Interest Rate:                The Notes will bear interest at a rate of 10% per
                              annum (compounding annually). All interest payable under the Notes will be deferred and shall accrue. All interest shall accrue with respect to the outstanding principal of the Notes and all unpaid deferred interest to the date of repayment.

Subordination of Existing
Notes: The obligation of the purchasers of the Notes to purchase the Notes in the Offering is expressly conditioned on the negotiation and execution of subordination or similar agreements among the Company and the holders of the Company's existing 14% Senior Notes due 2007 (the "Existing Notes") and the Company's preferred stockholders, pursuant to which such holders of the Existing Notes and the preferred stockholders would agree to subordinate their securities and claims to the prior payment in full of (i) the Notes and the preferred equity securities into which the Notes are convertible, and (ii) any senior indebtedness incurred by the Company. The Company may make interest payments on the Existing Notes provided that the Company has sufficient cash flow to make such payments and the Existing Notes have not been accelerated.

Required Percentage:          Except as otherwise specified, any consent, waiver
                              or approval required of the holders of the Notes may be given by holders of Notes with an aggregate outstanding principal amount equal to at least a majority of the aggregate outstanding principal amount of all of the Notes.

Events of Default:            Standard events of default.

Covenants:                    Standard affirmative and negative covenants.

Redemption:                   The Notes may not be redeemed in whole or in part
                              without the consent of the holders of Notes with an aggretate outstanding principal amount equal to at least 66 2/3% of the aggregate outstanding principal amount of all of the Notes.

                              The Company shall offer to repurchase the Notes in the event of a change-in-control or following certain asset sales or sales of securities.

Conversion:                   The holders of the Notes will have the right to
                              convert the Notes, at the option of the holder and at any time, into shares of preferred equity securities representing _% [to be determined] of the deemed enterprise value of the Company (such deemed enterprise value shall be determined with the Senior Indebtedness but without any reduction for any payment or claims of the Existing Notes or the Company's existing preferred stock). The preferred equity securities will rank senior to all of the current classes of capital stock of the Company as to redemptions, dividends and the distribution of assets on liquidation, dissolution and winding up of the Company.

                              Each Note will be automatically converted (i) upon the closing of an underwritten initial public offering of Common Stock which (a) provides not less than $30 million of gross proceeds to the Company, (b) is at a pre-money equity valuation of at least $180 million, and (c) results in the full redemption of the Redeemable Preferred Stock (a "Qualified Public Offering"), or (ii) in connection with an underwritten initial public offering that does not meet the foregoing targets if the holders of Notes with an aggregate outstanding principal amount equal to at least
                              66 2/3% of the aggregate outstanding principal amount of all of the Notes consent to such conversion.

Right of First Offer:         Each holder of Notes will be offered the right to
                              participate pro rata in any future equity financings (excluding (i) issuances in which no affiliate of the Company is participating as a buyer and which are made in connection with acquisitions, joint ventures and strategic partnerships with other operating entities, and
                              (ii) issuances pursuant to compensation plans which have been approved by the Board of Directors) prior to an initial public offering in accordance with its as-converted, fully-diluted ownership percentage of the Company.

Anti-Dilution Provisions:     The conversion rate with respect to the Notes is
                              subject to appropriate adjustments in the event of
                              (i) any subdivision or combination of the Common
                              Stock or (ii) any payment by the Company of a stock dividend to holders of Common Stock. The conversion rate for the Notes will also be adjusted by using a weighted-average formula with respect to other further issuances by the Company of equity securities.

Purchase Agreement:           The investment shall be made pursuant to a Note
                              Purchase Agreement acceptable to the purchasers of the Notes in their sole discretion which shall contain, among other things, customary representations and warranties by the Company, customary covenants of the Company, investment representations by the investors, and appropriate conditions to closing.

Expenses:                     Reasonable fees and expenses of the purchasers of
                              the Notes (including all legal fees and expenses incurred on or before the date hereof in connection with a proposed investment in preferred stock of the Company, and the legal fees and expenses of one law firm representing the purchasers of the Notes from and after the date hereof) will be paid by the Company as such fees and expenses are incurred by the purchasers of the Notes. The Company shall reimburse the purchasers of the Notes for all reasonable out-of-pocket expenses incurred prior to the Closing in connection with the proposed investment as such expenses are incurred by the purchasers of the Notes. The Company shall also reimburse the purchasers of the Notes for all such reasonable out-of-pocket expenses incurred after the Closing in connection with attendance at meetings of the Board of Directors.